    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 4, 2004

                                                     REGISTRATION NO. 333-110398
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                               AMENDMENT NO. 3 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                           MIDAMERICAN ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

                   IOWA                               42-1425214
        (STATE OR OTHER JURISDICTION OF            (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

                                 --------------

                                666 GRAND AVENUE
                             DES MOINES, IOWA 50309
                                 (515) 242-4300
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             PAUL J. LEIGHTON, ESQ.
                            ASSISTANT GENERAL COUNSEL
                           MIDAMERICAN ENERGY COMPANY
                                666 GRAND AVENUE
                             DES MOINES, IOWA 50309
                                 (515) 242-4300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 --------------

                                    Copy to:
                                 JONATHAN R. ROD
                              JENNIFER A. FREDERICK
                              LATHAM & WATKINS LLP
                          885 THIRD AVENUE, SUITE 1000
                            NEW YORK, NEW YORK 10022
                                 (212) 906-1200

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement as determined by market conditions.
       IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING
BOX:  [ ]
       IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX: [X]
       IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]
       IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING: [ ]
     IF DELIVERY OF A PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX: [ ]

                                 --------------
                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                           Proposed maximum         Proposed maximum         Amount of
        Title of each class of            Amount to be      offering price             aggregate            registration
    securities to be registered(1)       registered(2)        per unit(3)       offering price(4)(5)(6)      fee(6)(7)
-------------------------------------------------------------------------------------------------------------------------
Debt securities and preferred stock      $455,000,000             --                  $455,000,000            $36,810
=========================================================================================================================

(1) Any securities registered under this registration statement may be sold separately or with other securities registered hereunder or with other securities registered under registration statement no. 333-59760 or registration statement no. 333-101800.
(2) Includes such indeterminate amount of debt securities and shares of preferred stock as may from time to time be issued at indeterminate prices. Also includes such additional principal amount of debt securities issued with an original issue discount such that the aggregate initial public offering price of all debt securities will not exceed $455,000,000 less the dollar amount of other securities previously issued.
(3) The proposed maximum offering price per unit may be omitted pursuant to General Instruction II.D. of Form S-3 under the Securities Act.
(4) Estimated in accordance with Rule 457 under the Securities Act solely for the purpose of calculating the registration fee.
(5) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies.
(6) Pursuant to Rule 429 under the Securities Act, the prospectus included in this registration statement also relates to (a) registration statement no. 333-59760, as to which an aggregate of $100,000,000 of debt securities and preferred stock remain unsold, and as to which a filing fee of $25,000 associated with such securities was paid at the time such registration statement was originally filed, and (b) registration statement no. 333-101800, as to which an aggregate of $325,000,000 of debt securities and preferred stock remain unsold, and as to which a filing fee of $29,900 associated with such securities was paid at the time such registration statement was originally filed. Pursuant to Rule 429 under the Securities Act, this registration statement shall, upon effectiveness, also act as a post-effective amendment to (a) registration statement no. 333-59760 filed with the Securities and Exchange Commission on February 4, 2002 and amended by post-effective amendment no. 1 to registration statement 333-101800 filed with the Securities and Exchange Commission on April 9, 2003, and (b) registration statement no. 333-101800 filed with the Securities and Exchange Commission on December 26, 2002 and amended by post-effective amendment no. 1 thereto filed with the Securities and Exchange Commission on April 9, 2003.
(7) The registration fee was paid in connection with the initial filing of the registration statement.
                                 --------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================

PROSPECTUS



                                  $880,000,000



                           MIDAMERICAN ENERGY COMPANY

                       Debt Securities and Preferred Stock


                                  ------------


     We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.



    INVESTING IN THE SECURITIES INVOLVES RISKS. SEE "RISK FACTORS" ON PAGE 2.


                                  ------------


     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     These securities will not be listed on any securities exchange or included in any automated quotation system. Currently, there is no public market for these securities.

     This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.











                The date of this prospectus is February  , 2004.

                                  ------------

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----

MIDAMERICAN ENERGY COMPANY ................................................. 1
RATIO OF EARNINGS TO FIXED CHARGES ......................................... 1
RATIO OF EARNINGS TO FIXED CHARGES PLUS PREFERRED STOCK DIVIDEND
   REQUIREMENTS ............................................................ 1
RISK FACTORS ............................................................... 2
FORWARD-LOOKING STATEMENTS ................................................. 6
USE OF PROCEEDS ............................................................ 7


                                                                            PAGE
                                                                            ----

DESCRIPTION OF DEBT SECURITIES ............................................. 7
DESCRIPTION OF CAPITAL STOCK ...............................................13
PLAN OF DISTRIBUTION .......................................................15
ABOUT THIS PROSPECTUS ......................................................16
WHERE YOU CAN FIND MORE INFORMATION ........................................16
LEGAL MATTERS ..............................................................17
EXPERTS ....................................................................17


                                 ------------

                           MIDAMERICAN ENERGY COMPANY

     We are a public utility company headquartered in Des Moines, Iowa and incorporated in the State of Iowa. We were formed on July 1, 1995 as a result of the merger of Iowa-Illinois Gas and Electric Company, Midwest Resources Inc. and Midwest Power Systems Inc. We are an indirect wholly owned subsidiary of MidAmerican Energy Holdings Company, a privately owned global energy company with publicly traded fixed income securities.

     We are principally engaged in the business of generating, transmitting, distributing and selling electric energy and in distributing, selling and transporting natural gas. We distribute electricity at retail in Iowa, Illinois and South Dakota and distribute natural gas at retail in Iowa, Illinois, Nebraska and South Dakota. In addition to retail sales, we sell electric energy and natural gas to other utilities, marketers and municipalities outside of our delivery system, and transport natural gas through our distribution system for a number of end-use customers who have independently secured their supply of natural gas.

     Our headquarters and principal executive offices are located at 666 Grand Avenue, Des Moines, Iowa 50309. Our telephone number is (515) 242-4300.


                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of our earnings to our fixed charges for the periods indicated.

                                                    TWELVE MONTHS ENDED DECEMBER 31,
                                         ------------------------------------------------------  NINE MONTHS ENDED
                                            1998       1999       2000       2001       2002     SEPTEMBER 30, 2003
                                         ---------- ---------- ---------- ---------- ---------- -------------------
Ratio of earnings to fixed charges(1) ..     3.07x      3.54x      4.52x      4.43x      4.87x          5.83x

----------
(1) For purposes of computing the ratio of earnings to fixed charges, "earnings" consist of net income from continuing operations plus interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. "Fixed charges" consist of interest charges and the estimated interest component of rentals.


                       RATIO OF EARNINGS TO FIXED CHARGES
                   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS


     The following table sets forth the ratio of our earnings to our fixed charges plus preferred stock dividend requirements for the periods indicated.

                                                               TWELVE MONTHS ENDED DECEMBER 31,
                                                    ------------------------------------------------------  NINE MONTHS ENDED
                                                       1998       1999       2000       2001       2002     SEPTEMBER 30, 2003
                                                    ---------- ---------- ---------- ---------- ---------- -------------------
Ratio of earnings to fixed charges plus
 preferred stock dividend requirements(1) .........     2.82x      3.22x      4.09x      4.02x      4.57x          5.64x

----------
(1) For purposes of computing the ratio of earnings to fixed charges plus preferred stock dividend requirements, "earnings" consist of net income from continuing operations plus interest charges and preferred dividend requirements, plus income taxes, plus the estimated interest component of rentals. "Earnings" also include allowances for borrowed and other funds used during construction. "Fixed charges" consist of interest charges and the estimated interest component of rentals. "Preferred stock dividend requirements" represent the amount of pre-tax earnings that is required to pay the dividends on outstanding preferred stock.

                                  RISK FACTORS

     Before you invest in any of the securities described in this prospectus, you should be aware of the significant risks described below. You should carefully consider these risks, together with all of the other information included in this prospectus, the accompanying prospectus supplement and the information incorporated by reference, before you decide to purchase our securities.

     WE ARE ACTIVELY DEVELOPING AND CONSTRUCTING NEW FACILITIES, THE COMPLETION AND EXPECTED COST OF WHICH IS SUBJECT TO SIGNIFICANT RISK.

     We are developing and constructing three new electric generating plants in Iowa, and in the future we expect to pursue the development, construction, ownership and operation of additional new or expanded facilities, the completion of any of which is subject to substantial risk and may expose us to significant costs. We cannot assure you that our development or construction efforts on any particular project, or our efforts generally, will be successful. Also, a proposed new or expanded facility may cost more than planned to complete, and such excess costs, if found to be imprudent, may not be recoverable in rates. The inability to avoid unsuccessful projects or to recover any excess costs may materially affect our business, financial position, results of operations and ability to service the securities.

     WE ARE SUBJECT TO OPERATING UNCERTAINTIES WHICH MAY ADVERSELY AFFECT OUR FINANCIAL POSITION, RESULTS OF OPERATIONS AND ABILITY TO SERVICE THE SECURITIES.

     The operation of a complex electric and gas utility (including generating, transmission and distribution systems) involves many risks associated with operating uncertainties and events beyond our control. These risks include the breakdown or failure of power generation equipment, compressors, pipelines, transmission and distribution lines or other equipment or processes, fuel interruption, performance below expected levels of output, capacity or efficiency, operator error, operating limitations imposed by environmental or other regulatory requirements, labor disputes, sustained mild weather patterns and catastrophic events such as severe storms, fires, earthquakes or explosions. A casualty occurrence might result in injury or loss of life, extensive property damage or environmental damage. The realization of any of these risks could significantly reduce or eliminate our revenues or significantly increase our expenses. For example, if we cannot operate our electric facilities at full capacity due to restrictions imposed by environmental regulations, our revenues could decrease due to decreased wholesale sales and/or our expenses could increase due to the need to obtain energy from higher cost sources. Any reduction of revenues for such reason, or any other reduction of revenues or increase in expenses resulting from the risks described above, could decrease our net cash flow and provide us with less funds to service the securities. Further, we cannot assure you that our current and future insurance coverage will be sufficient to replace lost revenue or cover repair and replacement costs, especially in light of the changes in the insurance markets following the September 11, 2001 terrorist attacks that make it more difficult or more costly to obtain certain types of insurance.

     ACTS OF SABOTAGE AND TERRORISM AIMED AT OUR FACILITIES, THE FACILITIES OF OUR FUEL SUPPLIERS OR CUSTOMERS, OR AT REGIONAL TRANSMISSION FACILITIES COULD ADVERSELY EFFECT OUR BUSINESS.

     Since the September 11, 2001 terrorist attacks, the United States government has issued warnings that energy assets, specifically our nation's electric utility infrastructure, may be the future targets of terrorist organizations. These developments have subjected our operations to increased risks. Damage to the assets of our fuel suppliers, our customers' assets, our own assets or at regional transmission facilities inflicted by terrorist groups or saboteurs could result in a significant decrease in revenues and significant repair costs, force us to increase security measures, cause changes in the insurance markets and cause disruptions of fuel supplies, energy consumption and markets, particularly with respect to natural gas and electric energy. Any of these consequences of acts of terrorism could materially affect our results of operations and decrease the amount of funds we have available to make payments on the securities. Instability in the financial markets as a result of terrorism or war could also materially adversely affect our ability to raise capital.

     WE ARE SUBJECT TO COMPREHENSIVE ENERGY REGULATION AND CHANGES IN REGULATION AND RATES MAY ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND ABILITY TO SERVICE THE SECURITIES.

     We are subject to comprehensive regulation by various United States federal, state and local regulatory agencies, all of which significantly influence our operating environment, our rates, our capital structure, our costs and our ability to recover our costs from customers. These regulatory agencies include, among others, the Federal Energy Regulatory Commission, the Environmental Protection Agency, the Nuclear Regulatory Commission, the Iowa Utilities Board, the Illinois Commerce Commission, other state utility boards and numerous local agencies. In addition, our parent, MidAmerican Energy Holdings Company, is currently exempt from the requirement to register with the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended, or PUHCA, but if it were to cease to be exempt or if we were to become a subsidiary of a non-exempt holding company, we would become subject to additional regulation by the Securities and Exchange Commission under PUHCA. Under PUHCA, registered holding companies and their subsidiaries are subject to regulation and restrictions with respect to certain of their activities, including securities issuances, acquisitions, investments and affiliate transactions. We are unable to predict the impact on our operating results of the future regulatory activities of any of these agencies or the Securities and Exchange Commission under PUHCA. Changes in regulations or the imposition of additional regulations by any of these entities could have a material adverse impact on our results of operations. For example, such changes could result in increased retail competition in our service territory, the acquisition by a municipality (by negotiation or condemnation) of our distribution facilities or a negative impact on our current transportation and cost recovery arrangements.

     The structure of federal and state energy regulation is currently undergoing change and has in the past, and may in the future, be the subject of various challenges, initiatives and restructuring proposals by policy makers, utilities and other industry participants. Following the cascading blackouts that occurred in parts of the Midwest and Northeast United States and Eastern Canada on August 14, 2003, federal, state and Canadian officials, as well as non-governmental organizations charged with electric reliability responsibilities, are considering measures designed to promote the reliability of the electric transmission and distribution systems. The implementation of regulatory changes in response to such challenges, initiatives and restructuring proposals could result in the imposition of more comprehensive or stringent requirements on us or other industry participants, which would result in increased compliance costs and could have a material adverse effect on our business, financial condition, results of operations and ability to service the securities.

     WE ARE SUBJECT TO ENVIRONMENTAL, SAFETY AND OTHER LAWS AND REGULATIONS WHICH MAY ADVERSELY IMPACT US.

     We are subject to a number of environmental, safety and other laws and regulations affecting many aspects of our present and future operations, including air emissions, water quality, wastewater discharges, solid wastes, hazardous substances and safety matters. We may incur substantial costs and liabilities in connection with our operations as a result of these regulations. In particular, the cost of future compliance with federal, state and local clean air laws, such as those that require certain generators, including some of our electric generating facilities, to limit nitrogen oxide emissions and potential other pollutants, may require us to make significant capital expenditures which may not be recoverable through future rates. In addition, these costs and liabilities may include those relating to claims for damages to property and persons resulting from our operations. The implementation of regulatory changes imposing more comprehensive or stringent requirements on us, to the extent such changes would result in increased compliance costs or additional operating restrictions, could have a material adverse effect on our business, financial condition, results of operations and ability to service the securities.

     In addition, regulatory compliance for existing facilities and the construction of new facilities is a costly and time-consuming process, and intricate and rapidly changing environmental regulations may require major expenditures for permitting and create the risk of expensive delays or material impairment of value if projects cannot function as planned due to changing regulatory requirements or local opposition.

     In addition to operational standards, environmental laws also impose obligations to clean up or remediate contaminated properties or to pay for the cost of such remediation, often upon parties that did not actually cause the contamination. Accordingly, we may become liable, either contractually or by operation of law, for remediation costs even if the contaminated property is not presently owned or operated by us, or if the contamination was caused by third parties during or prior to our ownership or operation of the property. Given the nature of the past industrial operations conducted by us and others at our properties, there can be no assurance that all potential instances of soil or groundwater contamination have been identified, even for those properties where an environmental site assessment or other investigation has been conducted. Although we have accrued reserves for our known remediation liabilities, future events, such as changes in existing laws or policies or their enforcement, or the discovery of currently unknown contamination, may give rise to additional remediation liabilities which may be material.

     Any failure to recover increased environmental or safety costs incurred by us may have a material adverse effect on our business, financial condition, results of operations and ability to service the securities.

     INCREASED COMPETITION RESULTING FROM LEGISLATIVE, REGULATORY AND RESTRUCTURING EFFORTS COULD HAVE A SIGNIFICANT FINANCIAL IMPACT ON US AND CONSEQUENTLY DECREASE OUR REVENUE.

     In recent years, some state legislative and regulatory authorities have implemented measures to establish a competitive energy market. The move towards a competitive environment could result in the emergence of numerous strong and capable competitors, many of which may have more extensive operating experience and greater financial resources than us. Retail competition and the unbundling of regulated electric and gas service could have a significant adverse financial impact on us due to an impairment of assets, a loss of customers, lower profit margins and/or increased costs of capital. The total impacts of restructuring may have a significant effect on our financial position, results of operations and cash flows. We cannot predict if and when we will be subject to changes in legislation or regulation, nor can we predict the impacts of these changes on our financial position, results of operations or cash flows.

     The wholesale generation segment of the electric industry has been and will continue to be significantly impacted by competition. Competition in the wholesale market has resulted in a proliferation of power marketers and a substantial increase in market activity. Many of these marketers have experienced financial difficulties and the market continues to be volatile. Margins from wholesale electric transactions have a material impact on our results of operations. Accordingly, significant changes in the wholesale electric markets could have a material adverse effect on our financial position, results of operations and ability to service the securities.

     OUR OPERATIONS ARE SUBJECT TO POWER AND FUEL PRICE FLUCTUATIONS AND OTHER COMMODITY PRICE RISKS AND CREDIT RISKS THAT COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

     We are exposed to commodity price risks, energy transmission price risks and credit risks in our operations. Specifically, such risks include commodity price changes, market supply shortages, interest rate changes and counterparty default, all of which could have an adverse effect on our financial condition, results of operation and ability to service the securities. For example, the sale of electric power and natural gas is generally a seasonal business, which seasonality results in commodity price fluctuations. Our revenues are negatively impacted by low commodity prices resulting from low demand for electricity. Demand for electricity often peaks during the hottest summer months and coldest winter months and softens during the other months. As a result of these variations in demand and resulting price fluctuations, our overall operating results in the future may fluctuate substantially on a seasonal basis. We have historically earned less income when weather conditions are milder. We expect that unusually mild weather in the future could decrease our revenues and provide us with less funds available to service the securities.

     Also, in Iowa, we do not have an ability to pass through fuel price increases for electricity in our rates (an energy adjustment clause), so any significant increase in fuel or purchased power costs for electricity generation could have a negative impact on us, despite our efforts to minimize this negative impact through the use of hedging instruments. The impact of these risks could result in our inability to fulfill contractual obligations, significantly higher energy or fuel costs relative to corresponding sales contracts or increased interest expense. Any of these consequences could decrease our net cash flow and impair our ability to make payments on the securities.

     DUE TO THE LIMITED NUMBER OF SUPPLIERS AND SERVICE PROVIDERS WE ENGAGE, THE FAILURE OF ANY OF THESE THIRD PARTIES TO FULFILL ITS CONTRACTUAL OBLIGATION MAY MATERIALLY INCREASE OUR COSTS.

     Our electric generating facilities are often dependent on a single or limited number of entities to supply or transport gas, coal or other fuels, to dispose of wastes or to deliver electricity. The failure of any of these third parties to fulfill its contractual obligations could increase the costs incurred by us to provide electric service to our customers.

     WE ARE SUBJECT TO THE UNIQUE RISKS ASSOCIATED WITH NUCLEAR GENERATION.

     The risks of nuclear generation include the following:

     (1) the potential harmful effects on the environment and human health resulting from the operation of nuclear facilities and the storage, handling and disposal of radioactive materials;

     (2) limitations on the amounts and types of insurance commercially available to cover losses that might arise in connection with nuclear operations; and

     (3) uncertainties with respect to the technological and financial aspects of decommissioning nuclear plants at the end of their licensed lives.

     The Nuclear Regulatory Commission has broad authority under federal law to impose licensing and safety-related requirements for the operation of nuclear generating facilities. In the event of non-compliance, the Nuclear Regulatory Commission has the authority to impose fines or shut down a unit, or both, depending upon its assessment of the severity of the situation, until compliance is achieved. Revised safety requirements promulgated by the Nuclear Regulatory Commission have, in the past, necessitated substantial capital expenditures at nuclear plants, including the Quad Cities Generating Station described in the documents incorporated by reference in this prospectus, and additional expenditures could be required in the future. In addition, although we have no reason to anticipate a serious nuclear incident at the Quad Cities Generating Station, if an incident did occur, it could have a material but presently undeterminable adverse effect on our financial condition, results of operations and ability to service the securities.

     OUR ULTIMATE STOCKHOLDER, MIDAMERICAN ENERGY HOLDINGS COMPANY, MAY EXERCISE ITS SIGNIFICANT INFLUENCE OVER US IN A MANNER THAT WOULD BENEFIT MIDAMERICAN ENERGY HOLDINGS COMPANY TO THE DETRIMENT OF OUR CREDITORS AND PREFERRED STOCKHOLDERS, INCLUDING THE HOLDERS OF THE SECURITIES.

     We are an indirect wholly owned subsidiary of MidAmerican Energy Holdings Company and, therefore, MidAmerican Energy Holdings Company has significant influence over the decision of all matters submitted for shareholder approval and our management and affairs. In circumstances involving a conflict of interest between MidAmerican Energy Holdings Company, on the one hand, and our creditors and preferred stockholders, on the other, MidAmerican Energy Holdings Company could exercise its influence in a manner that would benefit MidAmerican Energy Holdings Company to the detriment of our creditors and preferred stockholders, including the holders of the securities.

     THE RIGHTS OF THE HOLDERS OF OUR SUBORDINATED DEBT SECURITIES WILL BE SUBJECT TO THE RIGHTS OF THE HOLDERS OF OUR SENIOR DEBT.

     Our subordinated debt securities will be subordinate and junior in right of payment to our senior debt, including the debt securities described in this prospectus. Unless otherwise specified in the applicable prospectus supplement, the subordination terms will provide that no payments on the subordinated debt securities may be made if any senior debt is not paid when due or the maturity of any senior debt has been accelerated because of a default. The indenture for the subordinated debt securities will not restrict our ability to incur senior debt. As of September 30, 2003, we had $1,145,055,000 of senior debt outstanding.

     THE TERMS OF THE INDENTURES FOR THE SECURITIES DO NOT RESTRICT OUR ABILITY TO INCUR ADDITIONAL INDEBTEDNESS THAT COULD HAVE AN ADVERSE IMPACT ON OUR FINANCIAL CONDITION.

     The indentures governing our rights and obligations with respect to the debt securities do not restrict our ability to incur indebtedness in addition to the debt securities. Accordingly, we could enter into acquisitions, refinancings, recapitalizations or other highly leveraged transactions that could significantly increase our total amount of outstanding indebtedness. The interest payments needed to service this increased level of indebtedness could have a material adverse effect on our operating results. A highly leveraged capital structure could also impair our overall credit quality, making it more difficult for us to finance our operations, and could result in a downgrade in the ratings of our indebtedness, including the debt securities, by credit rating agencies. Further, if our other indebtedness is accelerated due to an event of default under such indebtedness, resulting in an event of default under the indentures for the securities, we may not have sufficient funds to repay the other indebtedness and the securities simultaneously.

     THERE IS NO EXISTING MARKET FOR THE SECURITIES AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP.


     There is no existing market for the securities and we cannot assure you that an active trading market will develop. If a market for the securities were to develop, future trading prices would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing or quotation of the securities on any securities exchange or stock market. As a result, it may be difficult for you to find a buyer for your securities at the time you want to sell them, and even if you find a buyer, you might not get the price you want.


                           FORWARD-LOOKING STATEMENTS

     This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "will," "could," "project," "believe," "anticipate," "expect," "estimate," "continue," "potential," "plan," "forecast," and similar terms. These statements represent our intentions, plans, expectations and beliefs and are subject to risks, uncertainties and other factors. Many of these factors are outside our control and could cause actual results to differ materially from such forward-looking statements. These factors include, among others:

    o general economic and business conditions in the United States as a whole and in the midwestern United States, and our service territory in particular;

    o governmental, statutory, regulatory or administrative initiatives affecting us or the United States electric or gas utility industries;

    o weather effects on sales and revenues;

    o general industry trends;

    o increased competition in the power generation and electric or gas utility industries;

    o fuel and power costs and availability;

    o changes in business strategy, development plans or vendor relationships;

    o availability, term and deployment of capital;

    o availability of qualified personnel;

    o unscheduled generation outages or repairs;

    o risks relating to nuclear generation;

    o financial or regulatory accounting principles or policies imposed by the Financial Accounting

      Standards Board, the Securities and Exchange Commission, the Federal Energy Regulatory Commission and similar entities with regulatory oversight;

    o other risks and unforeseen events, including wars, the effects of terrorism, embargoes and other catastrophic events; and

    o other business or investment considerations that may be disclosed from time to time in our Securities and Exchange Commission filings or in other publicly disseminated written documents.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors should not be construed as exhaustive.


                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities described in this prospectus for general corporate purposes, which may include additions to working capital, reductions of our indebtedness, refinancing of existing securities and financing of capital expenditures. We do not presently contemplate a specific use of proceeds but will indicate such information in the prospectus supplement applicable to any offering of securities. We may invest funds not immediately required for such purposes in short-term securities. The amount and timing of sales of the securities described in this prospectus will depend on market conditions and the availability to us of other funds.


                         DESCRIPTION OF DEBT SECURITIES

     This prospectus describes the general terms and provisions of the debt securities that we may offer. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.


GENERAL

     We may issue senior debt securities or subordinated debt securities. The senior debt securities will be our direct secured or unsecured obligations and the subordinated debt securities will be our direct unsecured obligations. Each of the senior debt securities and the subordinated debt securities will be issued under an indenture to be entered into between us and a trustee named in the applicable prospectus supplement. The following summary of the indentures is not a complete description of all of the provisions of the indentures. We have filed (or will file prior to issuance of the applicable debt securities) forms of the indentures as exhibits to the registration statement of which this prospectus is a part. Except to the extent set forth in a prospectus supplement for a particular issue of debt securities, the indentures for the debt securities, as amended or supplemented from time to time, will be substantially similar to the indentures filed as exhibits to the registration statement and described below.

     A prospectus supplement relating to a series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

    o the title of the series of debt securities;

    o whether the series of debt securities are senior debt securities or subordinated debt securities;

    o the aggregate principal amount (or any limit on the aggregate principal amount) of the series of debt securities and, if any debt securities of a series are to be issued at a discount from their face amount, the method of computing the accretion of such discount;

    o if other than the entire principal amount thereof, the portion of the principal amount of the debt securities payable upon declaration of acceleration of the maturity thereof;

    o the interest rate or method for calculation of the interest rate;

    o the date from which interest will accrue;

    o the record dates for principal and interest payable on the series of debt securities;

    o the dates when, places where and manner in which principal and interest will be payable;

    o the securities registrar if other than the trustee;

    o the terms of any mandatory redemption (including any sinking fund requirement) or any redemption at our option;

    o the terms of any repurchase or remarketing rights of third parties;

    o the terms of any redemption at the option of holders of the series of debt securities;

    o the denominations in which the series of debt securities are issuable;

    o whether the series of debt securities will be issued in registered or bearer form and the terms of any such forms of debt securities;

    o whether the series of debt securities will be represented by a global security and the terms of any such global security;

    o the currency or currencies (including any composite currency) in which principal or interest or both may be paid;

    o if payments of principal or interest may be made in a currency other than that in which the series of debt securities are denominated, the method for determining such payments;

    o provisions for electronic issuance of the series of debt securities or issuance of the series of debt securities in certificated form;

    o any events of default, covenants and/or defined terms in addition to or in lieu of those set forth in the applicable indenture;

    o whether and upon what terms the series of debt securities may be defeased;

    o whether the series of debt securities will have guaranties;

    o any special tax implications of the series of debt securities; and

    o any other terms in addition to or different from those contained in the applicable indenture.

     The debt securities will bear no interest or interest at a fixed or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold or deemed to be sold at a discount below their stated principal amount. With respect to any debt securities as to which we have the right to defer interest, the holders of such debt securities may be allocated interest income for federal and state income tax purposes without receiving equivalent, or any, interest payments. Any material federal income tax consequences applicable to any such discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for federal income tax purposes will be described in the applicable prospectus supplement.


SUBORDINATION OF SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will be subordinate and junior in right of payment to the senior debt securities described in this prospectus and all of our other current and future senior debt. As of September 30, 2003, $1,145,055,000 of our senior debt was outstanding, $215,955,000 of which is secured by certain of our assets. Unless otherwise specified in the applicable prospectus supplement, no payments on the subordinated debt securities may be made if (1) any senior debt is not paid when due or (2) the maturity of any senior debt has been accelerated because of a default. Upon any distribution of our assets to creditors upon a bankruptcy, insolvency, liquidation, reorganization or similar event with respect to us, all amounts due on our senior debt must be paid before any payments are made on the subordinated debt securities.

     Subject to the payment in full of all senior debt, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of our senior debt to receive payments or distributions applicable thereto until all amounts owing on the subordinated debt securities are paid in full.

     The subordinated indenture will not limit the amount of senior debt that we can incur.


GLOBAL SECURITIES

     BOOK-ENTRY SYSTEM

     The debt securities will be issued under a book-entry system in the form of one or more global securities. Each global security will be deposited with, or on behalf of, a depositary, which will be The Depository Trust Company, New York, New York. The global securities will be registered in the name of the depositary or its nominee.

     The debt securities will not be issued in certificated form and, except under the limited circumstances described below, owners of beneficial interests in the global securities will not be entitled to physical delivery of the debt securities in certificated form. The global securities may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of the depositary or by the depositary or any nominee to a successor of the depositary or a nominee of such successor.

     The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its direct participants deposit with the depositary. The depositary also facilitates the post-trade settlement among direct participants of securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, including Euroclear Bank as operator of The Euroclear System and Clearstream Banking societe anonyme. The depositary is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange LLC and National Association of Securities Dealers, Inc. Access to the depositary system is also available to indirect participants such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its direct and indirect participants are on file with the Securities and Exchange Commission.

     Purchases of the debt securities under the depositary system must be made by or through direct participants, which will receive a credit for the debt securities on the depositary's records. The ownership interest of each actual purchaser and beneficial owner of each debt security is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

     To facilitate subsequent transfers, all debt securities deposited by direct participants with the depositary will be registered in the name of the depositary's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of the depositary. The deposit of debt securities with the depositary and their registration in the name of Cede & Co. or such other nominee effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the debt securities; the depositary's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Neither the depositary nor Cede & Co. (nor such other nominee of the depositary) will consent or vote with respect to the debt securities unless authorized by a direct participant in accordance with the depositary's procedures. Under its usual procedures, the depositary mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

     Principal (and premium, if any) and interest payments on the debt securities and any redemption payments will be made to Cede & Co. (or such other nominee as may be requested by an authorized representative of the depositary). The depositary's practice is to credit direct participants' accounts upon the depositary's receipt of funds and corresponding detail information from us or our agent on the payable date in accordance with the direct participants' respective holdings shown on the depositary's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of the depositary, the trustee, or us or our agent, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal (and premium, if any), interest and any redemption proceeds to Cede & Co. (or such other nominee as may be requested by an authorized representative of the depositary) is our responsibility, disbursements of such payments to direct participants is the responsibility of the depositary, and disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants.

     The depositary may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated debt securities are required to be printed and delivered. We may decide to discontinue use of the system of book-entry transfers through the depositary (or a successor securities depositary). In that event, certificated debt securities will be printed and delivered.

     The information in this section concerning the depositary and the depositary's book-entry system has been obtained from sources that we believe to be reliable but has not been independently verified by us.

 EXCHANGE OF GLOBAL SECURITIES FOR CERTIFICATED SECURITIES

     Except as otherwise may be set forth in the applicable prospectus supplement, the global securities may be exchanged for debt securities in certificated form only in the following circumstances:

   (1) if the depositary notifies us that it is unwilling or unable to continue as depositary for the global securities, or if the depositary is no longer registered as a clearing agency under the Securities Exchange Act, and we do not appoint a replacement depositary within 90 days;

   (2)   an event of default under the applicable indenture occurs; or

   (3) if we determine that an issue of debt securities will no longer be represented by global securities.

     If any global securities are exchangeable for certificated securities as described above, we will execute, and the trustee will authenticate upon our order, certificated securities of like tenor and terms in certificated form in an aggregate principal amount equal to the principal amount of such global securities. These certificated securities will be delivered to persons specified by the depositary in exchange for the beneficial interests in the global securities being exchanged.


REDEMPTION AND REPAYMENT

     The applicable prospectus supplement will specify the following:

    o if the debt securities are subject to any sinking fund and the terms of any such sinking fund;

    o if we may elect to redeem the debt securities prior to maturity and the terms of any such optional redemption;

    o if we will be required to redeem the securities prior to maturity upon the occurrence of certain events and the terms of any such mandatory redemption; or

    o if the holders of the debt securities will have the right to repayment of the debt securities prior to maturity and the terms of any such optional repayment.

     If we elect or are required to redeem debt securities, a redemption notice will be sent to each holder of debt securities to be redeemed at least 30 but not more than 60 days prior to the redemption date. The redemption notice will include the following: (1) the redemption date, the places of redemption and the redemption price; (2) a statement that payment of the redemption price will be made on surrender of the debt securities at the places of redemption; (3) a statement that accrued interest to the redemption date will be paid as specified in the notice and that after the redemption date interest will cease to accrue;
(4) if less than all of the debt securities of a series are to be redeemed, the particular debt securities or portions thereof to be redeemed; (5) if any debt securities are to be redeemed in part only, the portion of the debt securities to be redeemed and a statement that, upon surrender of the debt securities for redemption, new debt securities having the same terms will be issued in an amount equal to the unredeemed portion; and (6) if applicable, a statement that redemption is subject to the receipt by the trustee prior to the redemption date of sufficient funds to make such redemption.

     If notice of redemption is given as specified above, the debt securities called for redemption will become due and payable on the date and at the places stated in the notice at the applicable redemption price, together with accrued interest to the redemption date. After the redemption date, the debt securities subject to redemption will cease to bear interest and will not be entitled to the benefits of the applicable indenture, other than the right to receive payment of the redemption price together with accrued interest to the redemption date.

     If debt securities are repayable at the option of the holders prior to maturity, a holder that elects to have its debt securities repaid will be required to deliver such debt securities (or a guarantee of delivery from an eligible institution) to the trustee at least 30 but not more than 45 days prior to the repayment date. For debt securities represented by global securities held by the depositary, the repayment option may be exercised by a direct participant in the depositary on behalf of the beneficial owner by sending written notice to the trustee (specifying certain information regarding the debt securities to be repaid) at least 30 but not more than 60 days prior to the repayment date.


COVENANTS

     In addition to other covenants, if any, as may be described in the applicable prospectus supplement and except as may otherwise be set forth in the applicable prospectus supplement, the indentures will contain the following covenants:

    o a covenant which requires us to maintain an office for payment and registration of transfer or exchange of the debt securities in New York, New York;

    o a covenant which requires us to notify the trustee in writing of any event of default under an indenture within five days after we become aware of such event of default;

    o a covenant which requires us to maintain our corporate existence, rights and franchises, unless the maintenance of such rights and franchises is no longer desirable in the conduct of our business; and

    o a covenant which prohibits us from consolidating with or merging with or into any other person or conveying, transferring or leasing our properties substantially as an entirety to any other person, unless the surviving company or transferee, as applicable, is a U.S. company and assumes all of our obligations under the indenture.

     The covenant described immediately above includes a phrase relating to a conveyance, transfer or lease of our properties "substantially as an entirety." Although there is a limited body of case law interpreting the phrase "substantially as an entirety," there is no precise established definition of the phrase under applicable law. Accordingly, the nature and extent of the restriction on our ability to convey, transfer or lease our properties substantially as an entirety, and the protections provided to the holders of debt securities by such restriction, may be uncertain.

EVENTS OF DEFAULT

     Except as described in the applicable prospectus supplement, the following events will constitute events of default under the applicable indenture:

    o we fail to pay interest on the debt securities and such failure continues for 30 days;

    o we fail to pay principal of the debt securities when due;

    o we breach any other covenant or representation in the indenture and such breach continues for 60 days (such period to be extended to up to 90 days if we are diligently pursuing a cure) after we receive a notice of default with respect thereto;

    o we default in the payment of any indebtedness other than the debt securities in excess of $75,000,000, or we breach any other provision of such indebtedness and such breach results in an acceleration of such indebtedness, and in each case such indebtedness is not discharged or such acceleration is not rescinded, as applicable, within 90 days after we receive a notice of default with respect thereto;

    o a final non-appealable judgment for the payment of money in excess of $75,000,000 is entered against us and is not discharged or satisfied within 90 days after we receive a notice of default with respect thereto;

    o a decree or order is entered against us in an involuntary bankruptcy proceeding and is not vacated in 90 days, or a similar involuntary event relating to our bankruptcy or insolvency occurs and continues for 90 days; and

    o we commence a voluntary bankruptcy case or take similar voluntary actions relating to our bankruptcy or insolvency.

     Upon the occurrence of an event of default under an indenture, the holders of at least a majority in aggregate principal amount of the applicable debt securities may declare such debt securities to be immediately due and payable. Holders of a majority in principal amount of such debt securities may rescind the acceleration so long as the conditions set forth in the applicable indenture have been satisfied.

     Prior to acceleration, holders of a majority in aggregate principal amount of an issuance of debt securities may waive an event of default, other than (1) an event of default related to non-payment of principal or interest and (2) an event of default related to a covenant or other provision of the indenture that cannot be modified without the consent of each holder of debt securities affected thereby.

MODIFICATIONS TO THE INDENTURE

     Except as otherwise set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture without the consent of any holder of debt securities for the following purposes:

    o to cure ambiguities or to cure, correct or supplement any defective or inconsistent provisions;

    o to add additional covenants, events of default or collateral, or to surrender a right or power conferred upon us in the indenture;

    o to establish the form of additional debt securities in accordance with the terms of the indenture;

    o to evidence the succession of another company to us and the assumption by the successor of our obligations under the indenture;

    o to grant to or confer upon the trustee for the benefit of the holders any additional rights, remedies, powers or authority;

    o to permit the trustee to comply with any duties imposed upon it by law;

    o to specify further the duties and responsibilities of, and to define further the relationships among, the trustee and any authenticating agent or paying agent for the debt securities; and

    o to change or eliminate any of the provisions of the indenture, so long as the change or elimination becomes effective only when there are no debt securities outstanding that were created prior to the execution of the supplemental indenture or other document evidencing such change or elimination.

     Except as set forth in the applicable prospectus supplement, each indenture will contain provisions which allow us and the trustee to amend the indenture for any other purpose with the consent of holders of a majority in principal amount of the applicable issue of debt securities, other than amendments which
(1) extend the stated maturity of the debt securities, (2) reduce the principal amount of the debt securities, (3) reduce the interest rate for the debt securities, (4) extend the dates for scheduled payments of principal and interest, (5) impair the right of a holder of debt securities to institute suit for the payment of its debt securities, or (6) reduce the percentage of holders of debt securities required to consent to amendments or waive defaults under the indenture. The items described in (1) through (5) above will require the consent of all holders affected by the change. The item described in (6) above will require the consent of all holders.


GOVERNING LAW

     The senior indenture and the subordinated indenture will be governed by the laws of the State of New York.


                          DESCRIPTION OF CAPITAL STOCK

     We have the authority under our articles of incorporation to issue 350,000,000 shares of common stock, no par value, and 100,000,000 shares of preferred stock, no par value. As of September 30, 2003, 70,980,203 shares of our common stock were outstanding, all of which are owned by MHC Inc. The common stock is not listed on any exchange. All outstanding shares of common stock are fully paid and non-assessable.

     Also as of September 30, 2003, the following shares of our preferred stock were outstanding: 49,451 shares of the $3.30 series; 38,305 shares of the $3.75 series; 32,630 shares of the $3.90 series; 47,362 shares of the $4.20 series; 49,945 shares of the $4.35 series; 50,000 shares of the $4.40 series; and 49,898 shares of the $4.80 series. All outstanding shares of preferred stock are fully paid and non-assessable. The terms of these preferred securities are described in an amendment to our articles of incorporation which is incorporated herein by reference.

COMMON STOCK

     The shares of our authorized common stock are identical in all respects and have equal rights and privileges. Each holder of our common stock is entitled to one vote in the election of directors and other matters. Common shareholders may receive dividends when declared by our board of directors. Dividends may be paid in cash, stock or another form. In certain cases, common shareholders may not receive dividends until we have satisfied our obligations to any preferred shareholders. If we liquidate, dissolve or wind-up our business, either voluntarily or not, common shareholders will share equally in the assets remaining after we pay our creditors and preferred shareholders.


PREFERRED STOCK

     We may issue, from time to time, shares of one or more series or classes of our preferred stock with such preferences and designations as our board of directors may determine. The following summary description sets forth some of the general terms of the preferred stock. We will describe the specific terms of any series of preferred stock that we issue in a prospectus supplement. To the extent the description contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement. You should also read our articles of incorporation and bylaws before purchasing the preferred stock.

     Our board of directors is authorized to determine for each series of preferred stock, and the applicable prospectus supplement will set forth with respect to any such series:

    o the designation of such series and the number of shares that constitute such series;

    o the dividend rate (or the method of calculation thereof), if any, on the shares of such series and the priority as to payment of dividends with respect to other classes or series of our capital stock;

    o the dividend periods (or the method of calculating the dividend periods);

    o the voting rights of the shares of such series, if any;

    o the liquidation preference and the priority as to payment of such liquidation preference with respect to the classes or series of preferred stock and any other rights of the shares of such series if we liquidate, dissolve or wind-up our affairs;

    o whether and on what terms we can redeem or repurchase the shares of such series;

    o whether the shares of such series will have the benefit of a sinking fund; and

    o any other material terms.

     The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the applicable prospectus supplement, our articles of incorporation or the applicable certificate of designation or as otherwise required by law.

     Except as set forth in the applicable prospectus supplement, no series of preferred stock will be redeemable or receive the benefit of a sinking fund. If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock, but only after the liquidation preference has been fully paid on any shares of senior ranking preferred stock, if any. Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

     We will designate the transfer agent for each series of preferred stock in the applicable prospectus supplement.

                              PLAN OF DISTRIBUTION


     We may offer and sell or exchange the securities described in this prospectus:

    o through agents,

    o through one or more underwriters,

    o through one or more dealers,

    o directly to one or more purchasers (through a specific bidding or auction process or otherwise), or

    o through a combination of any such methods of sale.

     The distribution of the securities described in this prospectus may be effected from time to time in one or more transactions either:

    o at a fixed price or prices, which may be changed,

    o at market prices prevailing at the time of sale,

    o at prices relating to such prevailing market prices,

    o at negotiated prices, or

    o at a fixed exchange ratio in return for other of our securities.

     Offers to purchase or exchange the securities may be solicited by agents designated by us from time to time. Any such agent will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

     If an underwriter or underwriters are utilized in the sale of the securities, we will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be set forth in the applicable prospectus supplement, which will be used by the underwriters to make resales of the securities.

     If a dealer is utilized in the sale of the securities, we or an underwriter will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement relating thereto.

     Offers to purchase or exchange the securities may be solicited directly by us and sales or exchanges thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement relating thereto.

     We may enter into agreements with agents, underwriters and dealers under which we agree to indemnify them against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof. The terms and conditions of such indemnification or contribution will be described in the applicable prospectus supplement. Certain of the agents, underwriters or dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer the securities described in this prospectus, either separately or with other securities registered hereunder, in one or more offerings with an aggregate principal amount of up to $880,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement to this prospectus. The prospectus supplement will describe the specific terms of that offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement, in addition to the information contained in the documents we refer you to under the heading "Where You Can Find More Information."


                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports and other information with the Securities and Exchange Commission. You may read and copy any document we file at the Securities and Exchange Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-732-0330 for further information on the public reference rooms. You may also obtain copies of these materials from the public reference section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Our Securities and Exchange Commission filings are also available to the public from the Securities and Exchange Commission's web site at http://www.sec.gov.

     This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission relating to the securities described in this prospectus. As permitted by Securities and Exchange Commission rules, this prospectus does not contain all of the information set forth in the registration statement. You should read the registration statement for further information about us and the securities described in this prospectus. You may inspect the registration statement and its exhibits without charge at the office of the Securities and Exchange Commission at 450 Fifth Street, N.W., in Washington, D.C. 20549, and you may obtain copies from the Securities and Exchange Commission at prescribed rates. You may also access the registration statement at the Securities and Exchange Commission's web site described above.

     The Securities and Exchange Commission allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information filed by us with the Securities and Exchange Commission in the future will automatically update and supersede this information. We incorporate by reference, among others, our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, our Form 8-K filed on October 20, 2003 and any filings made by us with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and until the termination of the offering of securities commenced by us pursuant to this prospectus.

     You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:

                                    Treasurer
                           MidAmerican Energy Company
                                666 Grand Avenue
                             Des Moines, Iowa 50309
                                 (515) 242-4300

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

                                  LEGAL MATTERS

     The validity of the debt securities described in this prospectus has been passed upon for us by Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022. The validity of the preferred stock described in this prospectus has been passed upon for us by Paul J. Leighton, Esq., our Assistant General Counsel.


                                     EXPERTS

     The financial statements and the related financial statement schedule incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the periods ended March 31, 2003 and 2002, June 30, 2003 and 2002 and September 30, 2003 and 2002, which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003, and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.

                                     PART II


                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by MidAmerican Energy Company in connection with the issuance and distribution of the securities being registered. All amounts are estimates other than the Securities and Exchange Commission registration fee.

                                                             AMOUNT TO BE PAID
                                                            ------------------

Registration fee ........................................        $ 36,810
Printing expenses .......................................         150,000
Legal fees and expenses .................................         200,000
Accounting fees and expenses ............................          50,000
Rating agency fees ......................................         100,000
Trustee fees and expenses ...............................          10,000
Miscellaneous expenses ..................................          50,000
                                                                 --------
 Total ..................................................        $596,810
                                                                 ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Sections 490.850-490.859 of the Iowa Business Corporation Act permit corporations organized thereunder to indemnify directors, officers, employees and agents against liability under certain circumstances. The Restated Articles of Incorporation, as amended, and the Restated Bylaws, as amended, of MidAmerican Energy Company provide for indemnification of directors, officers and employees to the full extent provided by the Iowa Business Corporation Act. The Articles of Incorporation and the Bylaws state that the indemnification provided therein shall not be deemed exclusive. MidAmerican Energy Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of MidAmerican Energy Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not MidAmerican Energy Company would have the power to indemnify such person against such expense, liability or loss under the Iowa Business Corporation Act. Pursuant to Section 490.857 of the Iowa Business Corporation Act, the Articles of Incorporation and the Bylaws, MidAmerican Energy Company, through MidAmerican Energy Holdings Company, maintains directors' and officers' liability insurance coverage. MidAmerican Energy Company has also entered into indemnification agreements with certain directors and officers, and expects to enter into similar agreements with future directors and officers, to further assure such persons indemnification as permitted by Iowa law.

     As permitted by Section 490.202 of the Iowa Business Corporation Act and
Article XI.B. of the Articles of Incorporation, the Articles of Incorporation are deemed to provide that no director shall be personally liable to MidAmerican Energy Company or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the corporation or the shareholders; (3) a violation of section 490.833 (relating to certain unlawful distributions to shareholders); or, (4) an intentional violation of criminal law.

     The form of distribution agreement filed as Exhibit 1.1 hereto and the form of underwriting agreement filed as Exhibit 1.2 hereto include provisions requiring the underwriters, dealers or agents, as applicable, to indemnify directors, officers and certain controlling persons of MidAmerican Energy Company in certain circumstances.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) Exhibits

EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
-----------                                    ----------------------
  1.1*        Form of Distribution Agreement
  1.2**       Form of Underwriting Agreement
  4.1         Form of Indenture (Senior Debt Securities)
  4.2         Form of Indenture (Subordinated Debt Securities)
  5.1         Opinion of Latham & Watkins LLP regarding the validity of the debt securities
  5.2         Opinion of Paul J. Leighton, Esq. regarding the validity of the preferred stock
 12.1***      Computation of Ratios of Earnings to Fixed Charges and computation of Ratios of
              Earnings to Fixed Charges plus Preferred Stock Dividend Requirements
 15.1         Awareness Letter of Deloitte & Touche LLP
 23.1         Consent of Latham & Watkins LLP (included in their opinion filed as Exhibit 5.1)
 23.2         Consent of Paul J. Leighton, Esq. (included in his opinion filed as Exhibit 5.2)
 23.3         Consent of Deloitte & Touche LLP
 24.1***      Power of Attorney
 25.1**       Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of
              1939 (Senior Debt Securities)
 25.2**       Statement of Eligilibity and Qualification (Form T-1) under the Trust Indenture Act of
              1939 (Subordinated Debt Securities)

----------

* Filed as an exhibit to MidAmerican Energy Company's Amendment No. 2 to Registration Statement No. 333-110398 on Form S-3 filed with the Securities and Exchange Commission on January 16, 2004.
** To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.
*** Filed as an exhibit to MidAmerican Energy Company's Registration Statement No. 333-110398 on Form S-3 filed with the Securities and Exchange Commission on November 10, 2003.


   (b) Financial Data Schedules
   ----------------------------

   Schedule II -- Valuation and Qualifying Accounts (Filed as Schedule II to
                  MidAmerican Energy Company's Annual Report on Form 10-K for the year ended December 31, 2002, as amended, Registration No. 1-11505)


ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts of events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price present no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

     (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Des Moines, State of Iowa, on February 4, 2004.


                                        MIDAMERICAN ENERGY COMPANY

                                        By: /s/ Paul J. Leighton
                                            ---------------------------------
                                        Name: Paul J. Leighton
                                        Title: Assistant General Counsel

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.


Signature                     Title                               Date
---------                     -----                               ----

              *               Senior Vice President and           February 4, 2004
-------------------------     Director (co-principal executive
                              officer)
     Jack L. Alexander

              *               Senior Vice President and           February 4, 2004
-------------------------     Director (co-principal executive
                              officer)
       Todd M. Raba

              *               Vice President and Controller       February 4, 2004
-------------------------     (principal financial officer and
                              principal accounting officer)
   Thomas B. Specketer


*By /s/ Paul J. Leighton
        Attorney-In-Fact

                                  EXHIBIT INDEX

EXHIBIT NO.                                    DESCRIPTION OF EXHIBIT
-----------                                    ----------------------
  1.1*        Form of Distribution Agreement
  1.2**       Form of Underwriting Agreement
  4.1         Form of Indenture (Senior Debt Securities)
  4.2         Form of Indenture (Subordinated Debt Securities)
  5.1         Opinion of Latham & Watkins LLP regarding the validity of the debt securities
  5.2         Opinion of Paul J. Leighton, Esq. regarding the validity of the preferred securities
 12.1***      Computation of Ratios of Earnings to Fixed Charges and computation of Ratios of
              Earnings to Fixed Charges plus Preferred Stock Dividend Requirements
 15.1         Awareness Letter of Deloitte & Touche LLP
 23.1         Consent of Latham & Watkins LLP (included in their opinion filed as Exhibit 5.1)
 23.2         Consent of Paul J. Leighton, Esq. (included in his opinion filed as Exhibit 5.2)
 23.3         Consent of Deloitte & Touche LLP
 24.1***      Power of Attorney
 25.1**       Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of
              1939 (Senior Debt Securities)
 25.2**       Statement of Eligilibity and Qualification (Form T-1) under the Trust Indenture Act of
              1939 (Subordinated Debt Securities)

----------

* Filed as an exhibit to MidAmerican Energy Company's Amendment No. 2 to Registration Statement No. 333-110398 on Form S-3 filed with the Securities and Exchange Commission on January 16, 2004.
** To be filed as an exhibit to an amendment hereto or as an exhibit to a document to be incorporated by reference herein.
*** Filed as an exhibit to MidAmerican Energy Company's Registration Statement No. 333-110398 on Form S-3 filed with the Securities and Exchange Commission on November 10, 2003.